CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 21, 2024, relating to the financial statements and financial highlights of The Communication Services Select Sector SPDR Fund, The Consumer Discretionary Select Sector SPDR Fund, The Consumer Staples Select Sector SPDR Fund, The Energy Select Sector SPDR Fund, The Financial Select Sector SPDR Fund, The Health Care Select Sector SPDR Fund, The Industrial Select Sector SPDR Fund, The Materials Select Sector SPDR Fund, The Real Estate Select Sector SPDR Fund, The Technology Select Sector SPDR Fund, and The Utilities Select Sector SPDR Fund, each a series of The Select Sector SPDR® Trust, for the year ended September 30, 2024, and to the references to our firm under the headings “General Information” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 23, 2025

COHEN & COMPANY, LTD.

Registered with the Public Company Accounting Oversight Board

800.229.1099	866.818.4538 FAX	cohenco.com

“Cohen & Co” is the brand name under which Cohen & Company, Ltd. and Cohen & Co Advisory, LLC, and its subsidiary entities, provide professional services. Cohen & Company, Ltd. and Cohen & Co Advisory, LLC practice in an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable law, regulations and professional standards. Cohen & Company, Ltd. is a licensed independent CPA firm that provides attest services to its clients. Cohen & Co Advisory, LLC and its subsidiary entities provide tax, advisory and business consulting services to their clients and are not licensed CPA firms. The entities operating under the Cohen & Co brand are independently owned and are not responsible for the services provided by any other entity operating under the Cohen & Co brand. Our use of terms such as “our firm,” “we,” “us” and other terms of similar import denote the alternative practice structure of Cohen & Company, Ltd. and Cohen & Co Advisory, LLC.